Exhibit 99.1

24/7 Real Media, Inc.

24/7 REAL MEDIA REPORTS RECORD Q2 RESULTS

Company Exceeds Second Quarter Revenue and Pro Forma Earnings Guidance

Raises Guidance for Full-Year 2005 and Introduces FY2006 Guidance

Second Quarter Highlights:

•                  Revenue of $33.9 million, an increase of 73% over the comparable period in 2004.

•                  Pro forma operating income of $0.05 per share compared with $0.02 per share in Q2 of 2004; GAAP net loss of $0.00 per share versus a GAAP profit of $0.03 per share in Q2 of 2004, which included a one-time gain of $0.07 per share.

•                  Continued successful roll-out of Decide DNA, our award-winning Search Engine Marketing platform.

•                  Winner of ClickZ.com Marketing Excellence Awards for Best Advertising Network, Best Ad-Server, and Best Behavioral Technology/Product.

NEW YORK – August 3, 2005 – 24/7 Real Media, Inc. (Nasdaq: TFSM), a pioneer in interactive marketing and technology, today announced financial results for the second quarter ended June 30, 2005.  Revenue for the second quarter of 2005 was $33.9 million, an increase of 73% over the $19.6 million reported for the second quarter of 2004.

Pro forma operating income(1) for the second quarter of 2005 was $2.3 million, or $0.05 per share.  This compares with pro forma operating income of $0.7 million, or $0.02 per share, for the second quarter of 2004.

Net loss computed in accordance with generally accepted accounting principles (GAAP) for the second quarter of 2005 was a loss of $0.2 million, or $0.00 per share, compared with income of $1.5 million, or $0.03 per share, for the second quarter of 2004.  GAAP net income for the second quarter of 2004 includes a one-time gain of $2.9 million from a legal settlement.

“24/7 Real Media enjoyed an outstanding second quarter, continuing on the success and momentum the company demonstrated in the first quarter,” said David J. Moore, chairman and chief executive officer of 24/7 Real Media.  “Our critically acclaimed Search Engine Marketing franchise, 24/7 Search, continues to gain traction throughout the largest markets worldwide, and our leading 24/7 Media and 24/7 Technology franchises were recently honored by members of the Internet advertising community.”

“All our businesses are performing very well. We are poised to continue capitalizing on the positive trends in the market, including increased spending online and the rapid growth of paid search.”

(1)   Pro forma operating income is a non-GAAP financial measure.  24/7 Real Media believes pro forma reporting provides meaningful insight into the Company’s ongoing economic performance and therefore uses pro forma reporting internally to assist in evaluating and managing the Company’s operations.  A full reconciliation of GAAP net income to pro forma operating income appears in the financial statement portion of this release.

24/7 REAL MEDIA, INC: DELIVERING TODAY. DEFINING TOMORROW. | NASDAQ: TFSM P: +1 877.247.2477 | E: INFO@247REALMEDIA.COM | WWW.247REALMEDIA.COM

Segment Overview

Revenue in the Media Solutions segment climbed 35% to $16.7 million in the second quarter of 2005 from $12.4 million in the second quarter of 2004.  Gross margins remained stable at 32.1%.

Search Solutions revenue advanced 362% to $11.7 million from $2.5 million in the second quarter of 2004. Gross margins for the segment increased to 33.8% in the second quarter of 2005.  Year-over-year comparisons for this segment are influenced by the acquisition of Decide Interactive in the third quarter of 2004.

Technology Solutions revenue climbed 17% to $5.5 million in the second quarter of 2005 from $4.7 million in the second quarter of 2004.  Technology gross margins were 78.6% in the second quarter of 2005.

Guidance

The Company expects third quarter revenue for 2005 to be between $32 million and $33 million, the mid-point of which represents an increase of 56% from third quarter 2004 revenue of $20.8 million.  The Company expects diluted pro forma operating income per share in the third quarter of 2005 to be $0.04 per share.

The Company expects fourth quarter revenue for 2005 to be between $35 million and $37 million, the mid-point of which represents an increase of 31% from fourth quarter 2004 revenue of $27.5 million.  The Company expects diluted pro forma operating income per share in the fourth quarter of 2005 to be between $0.05 and $0.06 per share.

The Company now anticipates full year 2005 revenue to be in the range of $130 million to $133 million, the mid-point of which represents an increase of 54% from revenue of $85.3 million in 2004.  The Company now anticipates pro forma per share earnings for the full year of $0.17 to $0.18.

The Company expects full year 2006 revenue to be in the range of $165 million to $175 million and anticipates pro forma per share earnings for the full year of $0.28 to $0.32.

In conjunction with this release, a conference call will be held at 8:30 a.m. EDT on Thursday, August 4 to discuss these results. The call will be broadcast live over the Internet at www.247realmedia.com/about/investor.  Please allow extra time to visit our Web site prior to the call and download the streaming media software required to listen to the Internet broadcast.  The online replay of the broadcast should be available within two hours following the live call and will be available for three weeks.

About 24/7 Real Media, Inc.

24/7 Real Media, a pioneer in interactive marketing and technology, targets and delivers audiences for publishers and marketers.  Our customers generate increased revenue and profits through media and search services, coupled with one seamless platform of serving, targeting, tracking and analytics technologies.  The company is headquartered in New York, with offices in other major U.S. cities, Canada, Europe and Asia. For more information, please visit www.247realmedia.com.

24/7 Real Media: Delivering Today. Defining Tomorrow.

24/7 Real Media is a member of the NAI and adheres to the NAI privacy principles that have been applauded by the FTC. These principles are designed to help ensure Internet user privacy. For more information about online data collection associated with ad serving, including online preference marketing and an opportunity to opt-out of 24/7 Real Media cookies, go to: www.networkadvertising.org.

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Caution concerning forward-looking statements:

Certain statements in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. For instance, words such as “expects,” “anticipates,” “predicts,” “guidance” and similar expressions identify forward-looking statements. Forward-looking statements also include any other passages that relate to expected future events or trends that can only be evaluated by events or trends that will occur in the future.  Some of the forward-looking statements in this news release include, without limitation, statements regarding the expected financial performance for the third and fourth quarters of 2005 and for the full years 2005 and 2006.  Investors are cautioned not to place undue reliance upon these forward-looking statements, which speak only as to the date of this release. Except as required by law, 24/7 Real Media undertakes no obligation to update any forward-looking or other statements in this news release, whether as a result of new information, future events or otherwise.  The forward-looking statements are based on the opinions and estimates of management at the time the statements were made and are subject to substantial risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. These substantial risks and uncertainties include, among others, the risks that the company may not successfully complete the integration of Decide Interactive, which it acquired in 2004; that it may incur unforeseen expenses or loss of revenue relating to such acquisitions; geopolitical, exchange rate and other risks associated with international operations, which currently comprise a significant portion of the Company’s revenue; the potential loss of key employees and inability to attract qualified new employees due to a very competitive and tightening job market; risks that the Company’s technology will fail to scale to meet the increasing demands brought about by increased business levels; risk that the Company’s technology services will be disrupted by terrorist attack or malicious intrusion, and that the Company’s back-up facilities and disaster recovery plans will not be sufficient when needed; customer concentration risks; unanticipated loss of clients or delays in anticipated business; the potential for enhanced competition from companies with substantially greater resources than those of the Company; potential deterioration or slower-than-expected growth in the Internet advertising market; the very short-term nature of the Company’s contracts with clients; and the uncertainties, potential costs, and possible business impacts of potential new legislation, litigation or regulatory investigation involving the Company. More information about factors that could cause actual results to differ materially from those predicted in the Company’s forward-looking statements, as well as additional information regarding the Company’s business and financial results and condition, is set out in its annual report on Form 10-K for the year ended December 31, 2004, filed with the Securities and Exchange Commission, and will be set out in its Quarterly Report on Form 10-Q for the three months ended June 30, 2005, which the Company expects to file with the Securities and Exchange Commission on or before August 9, 2005.  Investors are strongly encouraged to read the Company’s Form 10-K, Forms 10-Q and other filings with the Securities and Exchange Commission in their entirety.

For more information on 24/7 Real Media, Inc., please contact:

Investor Relations	Media Relations
Julie Tu	Eric Sokolsky
Director	Group Director
Financial Relations Board	Weber Shandwick Worldwide
Telephone: 212-231-7990	Telephone: 212-445-8081
Email: jtu@financialrelationsboard.com	Email: esokolsky@webershandwick.com

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24/7 REAL MEDIA, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

	Three months ended		Six months ended
	June 30,		June 30,
	2005	2004	2005	2004
	(unaudited)		(unaudited)

Revenues:
Media	$16,684	$12,358	$30,913	$22,381
Search	11,710	2,533	21,332	5,549
Technology	5,492	4,706	10,711	9,048
Total revenues	33,886	19,597	62,956	36,978

Cost of revenues:
Media	11,327	8,823	20,954	15,806
Search	7,747	1,664	14,379	4,122
Technology	1,177	879	2,169	1,701
Total cost of revenues	20,251	11,366	37,502	21,629

Gross profit	13,635	8,231	25,454	15,349

Operating expenses:
Sales and marketing	5,731	3,893	11,021	7,209
General and administrative	4,988	3,019	9,572	6,001
Product development	1,366	1,095	2,608	2,146
Other expenses:
Amortization of intangible assets and deferred financing costs	1,139	1,414	2,279	2,202
Stock-based compensation	441	298	954	497
Restructuring costs	—	501	973	501
Total operating expenses	13,665	10,220	27,407	18,556
Operating loss	(30)	(1,989)	(1,953)	(3,207)

Interest income (expense), net	(54)	(96)	(142)	(278)
Change in fair value of warrant liability	(110)	881	40	1,809
Recovery of investment	—	—	2,100	—
Impairment of marketable securities	—	—	(588)	—
Gain on sale of marketable securities	7	—	7	—
Gain on legal settlement	—	2,896	—	2,896
Other income (expense), net	6	(69)	(40)	111

Loss before income taxes	(181)	1,623	(576)	1,331

Provision for income taxes	(9)	(32)	(20)	(132)

Net loss	(190)	1,591	(596)	1,199

Dividends and conversion discount on preferred stock	(10)	(104)	(22)	(222)
Net (loss) income attributable to common stockholders	$(200)	$1,487	$(618)	$977

Basic net income (loss) per share attributable to common stockholders	$(0.00)	$0.04	$(0.01)	$0.03

Weighted average shares used in basic net income (loss) per share	44,976,378	34,054,489	44,904,167	29,836,259

Diluted net income (loss) per share attributable to common stockholders	$(0.00)	$0.03	$(0.01)	$0.02

Weighted average shares used in diluted net income (loss) per share	44,976,378	43,886,508	44,904,167	39,845,899

	Three months ended		Six months ended
	June 30,		June 30,
	2005	2004	2005	2004
	(unaudited)		(unaudited)

Pro forma:

Operating income (a)	2,270	680	3,571	938

Diluted operating income per share	$0.05	$0.02	$0.07	$0.02

Weighted average shares used in diluted operating income per share	49,481,305	43,886,508	49,242,008	39,845,899

(a) Proforma operating income excludes certain other expenses computed as follows:

Operating loss	$(30)	$(1,989)	$(1,953)	$(3,207)
Excluding:
Amortization of intangible assets and deferred financing costs	1,139	1,414	2,279	2,202
Stock-based compensation	441	298	954	497
Restructuring costs	—	501	973	501
Depreciation	720	456	1,318	945
Pro forma operating income	$2,270	$680	$3,571	$938

24/7 REAL MEDIA, INC.

CONDENSED CONSOLIDATED BALANCE SHEET

(in thousands)

	June 30,	December 31,
	2005	2004
	(unaudited)

Cash	$28,347	$27,690
Accounts receivable	29,921	28,224
Total current assets	63,487	62,500
Total assets	122,156	121,398
Accounts payable and accrued liabilities	28,620	28,233
Deferred revenue	2,918	3,222
Total current liabilites	39,038	38,955
Long term debt	6,736	6,431
Total liabilities	46,696	46,130
Total stockholders’ equity	75,460	75,268